Exhibit 10.6

PROCACCIANTI CONVERTIBLE FUND, LLC

ASSIGNMENT OF MEMBERSHIP INTEREST

As used herein, the following capitalized terms have the following meanings:

“Assignor”	Procaccianti Convertible Fund, LLC

“Assignee”	Procaccianti Hotel REIT, Inc.

“Assigned Interest”	51.0% Class B Membership Interests in the Company

“Company”	Procaccianti Convertible Fund, LLC, a Delaware limited liability company

“Operating Agreement”	Operating Agreement of the Company, as amended from time to time and in effect on the date hereof

This Assignment includes all rights in and claims to any Company profits and losses, undistributed dividends or distributions of any kind, and any other benefits of any nature allocable, under the Operating Agreement to the Assigned Interest hereby assigned arising on and after the date hereof.

Assignor agrees with, and represents and warrants to Assignee that Assignor owns the Assigned Interest free and clear of any liens, charges or encumbrances.

Provided that there is no cost or expense to Assignor, Assignor agrees to execute and deliver such further instruments and to take such further actions as may be reasonably necessary to transfer the Assigned Interest to Assignee.

Assignee accepts all the right, title and interest transferred by Assignor pursuant to this Assignment of Membership Interest. Assignee assumes and agrees to observe, perform and be bound by all the terms and provisions of the Operating Agreement. Assignee agrees to be bound by the terms of any notes, mortgages, leases or other documents required in connection therewith and any other agreements relating to the Company to the extent of its interest in the Company.

[Reminder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on the 29th day of March 2018.

ASSIGNOR:

Procaccianti Convertible Fund, LLC

By:	/s/ James A. Procaccianti
James A. Procaccianti, Manager

ASSIGNEE:

Procaccianti Hotel REIT, Inc.

By:	/s/ James A. Procaccianti
James A. Procaccianti, President

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